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                                  EXHIBIT 99.1

             SUMMARY OF STOCK OPTIONS SUBJECT TO ACCELERATED VESTING


                              Aggregate number of shares        Weighted average
                              issuable upon acceleration         exercise price
                              of unvested stock options            per share
                              --------------------------        ----------------

Chief Executive Officer                 385,000                      $5.89

Chief Financial Officer                 230,000                      $6.15

All other employees                     524,199                      $6.07


Total (1)                             1,139,199                      $6.03


(1) The accelerated stock options represent approximately 26% of the Company's currently outstanding stock options.



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